UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2010

PANELTECH INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53896	20-4748555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 John Stevens Way, Hoquiam, WA		98550
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (360) 538-1480

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On March 3, 2010, Paneltech Products, Inc. (“Paneltech Products”), a wholly-owned subsidiary and principal operating business of Paneltech International Holdings, Inc. (the “Registrant”); Paneltech International L.L.C., the predecessor to Paneltech Products (“Paneltech LLC”);  L.D. Nott Company, an entity controlled by the Registrant’s President, CEO and Director (“LD Nott”); SORB Management Corporation, an entity controlled by the Registrant’s CFO, Secretary and Director (“SORB”);  and Anchor Mutual Savings Bank (“Anchor Bank”) entered into a change in terms agreement in connection with each of the five loan agreements between Paneltech LLC and Anchor Bank listed below (the “Anchor Loan Agreements”).  The Change in Terms Agreements entered into with respect to the Anchor Loan Agreements are referred to in this Current Report on Form 8-K as the Anchor CIT Agreements.

 The agreement change date for each Anchor CIT Agreements is January 21, 2010 and each Anchor CIT Agreement is effective as of March 3, 2010.  The Anchor CIT Agreements are each in substantively the same form, other than in their description of the security agreement entered into with respect to the corresponding Anchor Loan Agreement.  Under the terms of each Anchor CIT Agreement, Paneltech Products, being the surviving entity of the merger between Paneltech Products and Paneltech LLC that was effective as of December 23, 2009 (the “Merger”), agreed to assume and be liable for all Paneltech LLC debt with Anchor Bank under all original loan documentation with Anchor Bank, including the Anchor Loan Agreements.

 Anchor Loan Agreements:

1.	Loan Agreement entered into on January 22, 2007, having an original principal balance of $61,000. As of January 21, 2010, the outstanding principal balance was $27,964.49. Interest accrues at a rate of 8.0% per annum.

2.	Loan Agreement entered into on February 2, 2006, having an original principal balance of $320,000. As of January 21, 2010, the outstanding principal balance was $219,348.67. Interest accrues at a rate per annum of 1.25% above the prime rate.

3.	Loan Agreement entered into on October 4, 2005, having an original principal balance of $45,000. As of January 21, 2010, the outstanding principal balance was $7,711.71. Interest accrues at a rate of 7.5% per annum.

4.	Loan Agreement entered into on April 22, 2005, having an original principal balance of $1,750,000. As of January 21, 2010, the outstanding principal balance was $1,170,423.66. Interest accrues at a rate per annum of 1.5% above the prime rate.

5.	Loan Agreement entered into on November 18, 2008, amended on September 16, 2009, having an original principal balance of $1,819,000. As of January 21, 2010, the outstanding principal balance was $470,462.30. Interest accrues at a rate of 6.75% per annum.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On March 10, 2010, Paneltech Products received a Notice of Default dated March 3, 2010 (the “Default Letter”) from ShoreBank Pacific (“ShoreBank”) with respect to that certain Business Loan Agreement dated January 26, 2001, as amended (the “ShoreBank Loan Agreement”) entered into by the Paneltech LLC and ShoreBank.  Pursuant to an Assumption Agreement dated December 23, 2009 (the “Assumption Agreement”), between Paneltech Products and ShoreBank, which was entered into in connection with the Merger, Paneltech Products assumed and agreed to pay and perform all covenants and obligations of Paneltech LLC set forth in the loan documents between ShoreBank and Paneltech LLC, as if such loan documents had originally been made, executed and delivered by Paneltech Products.  The maturity date under the ShoreBank Loan Agreement was February 28, 2010.

The Default Letter alleges that Paneltech Products failed to comply with certain affirmative covenants, including certain financial covenants and ratios set forth in the ShoreBank Loan Agreement. The Default Letter also alleges that the Paneltech Products’ default under the ShoreBank Loan Agreement is also a default under the promissory note of the same date and the promissory notes associated with all other cross-defaulted loans entitling ShoreBank to exercise all default rights and remedies under that instrument as well.

In connection with the default alleged in the Default Letter, ShoreBank retained the right to take appropriate legal action, which may include declaring the entire debt fully due and payable, filing a lawsuit to collect the debt, and seeking to recover all of its court costs and attorney fees.  As of March 3, 2010, the outstanding principal balance under the ShoreBank Loan Agreement was $697,473.  The Registrant is currently discussing an extension agreement with ShoreBank in order to provide additional liquidity beyond the maturity date of the ShoreBank Loan Agreement and to provide time to address the alleged defaults under the ShoreBank Loan Agreement, which has resulted in an additional 5% default rate adjuster.  There can be no assurance that an extension agreement will be entered into or that the Registrant will be successful in negotiating a new or amended loan agreement with ShoreBank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2010	PANELTECH INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Scott Olmstead
Scott Olmstead
Chief Financial Officer and Secretary